Exhibit 99.7

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Oracle Healthcare Acquisition Corp.

200 Greenwich Ave., 3rd Floor

Greenwich, Connecticut 06830

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ORACLE HEALTHCARE ACQUISITION CORP.

The undersigned appoints Larry N. Feinberg and Joel D. Liffmann, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Oracle Healthcare Acquisition Corp. held of record by the undersigned on                     , 2008, at the Special Meeting of Stockholders to be held on                     , 2008, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5, 6, 7, 8, 9 & 10. THE ORACLE HEALTHCARE ACQUISITION CORP. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

ORACLE MAY POSTPONE OR ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE ORACLE HEALTHCARE ACQUISITION CORP. BOARD OF DIRECTORS, SUCH AS NOT HAVING ACHIEVED THE REQUISITE VOTE TO APPROVE THE PROPOSALS.

(Continued and to be signed on reverse side)

[TELEPHONE]	VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE	[COMPUTER]

Oracle Healthcare Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As an Oracle Healthcare Acquisition Corp. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on                     , 2008.

To Vote Your Proxy By Internet—If Your Shares of Oracle Common Stock are Held in Street Name

It’s fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Go to the Website http://www.proxyvote.com

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the instructions provided.

YOUR VOTE IS IMPORTANT! http://www. proxyvote.com

To Vote Your Proxy By Phone

It’s fast, convenient, and immediate.

Call the Toll-free number listed on your Voting Instruction Form.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Call the Toll-free number listed on your Voting Instruction Form.

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5, 6, 7, 8, 9 & 10. THE ORACLE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	The Merger Proposal — To adopt the Agreement and Plan of Merger dated as of December 3, 2007, by and among Oracle, PTI Acquisition Sub, Inc., a wholly-owned subsidiary of Oracle, and Precision Therapeutics, Inc., and approve the transactions contemplated thereby.	FOR o	AGAINST o	ABSTAIN o

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Oracle Healthcare Acquisition Corp. common stock issued in Oracle’s initial public offering, may you exercise your conversion rights pursuant to Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation and demand that Oracle Healthcare Acquisition Corp. convert your shares of common stock into a pro rata share of the amount held in the trust account (including the amount held in the trust account representing the deferred portion of the underwriters’ fee), inclusive of any interest earned on their pro rata share (net of taxes payable) by marking the “I Hereby Exercise My Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Oracle Healthcare Acquisition Corp. common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and your tender of your stock certificate to the combined company. I HEREBY EXERCISE MY CONVERSION RIGHTS [ ]

2.	Name Change Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to change Oracle Healthcare Acquisition Corp.’s name from “Oracle Healthcare Acquisition Corp.” to “Precision Therapeutics Corp.”	FOR o	AGAINST o	ABSTAIN o

3.	Authorized Shares Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000 and the number of authorized shares of preferred stock to 20,000,000 shares.	FOR o	AGAINST o	ABSTAIN o

4.	Blank Check and Director Class Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to remove certain provisions related to Oracle Healthcare Acquisition Corp’s initial business combination that were put in place as a result of being a blank check company and to clarify the dates on which the terms of each class of directors will expire.	FOR o	AGAINST o	ABSTAIN o

5.	Director Removal Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to increase the voting thresholds required to remove a director for cause.	FOR o	AGAINST o	ABSTAIN o

6.	Bylaw Amendment Supermajority Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to increase the voting thresholds required to adopt, amend or repeal any provision of Oracle’s bylaws.	FOR o	AGAINST o	ABSTAIN o

7.	Written Consent Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to remove provisions allowing for stockholder action by written consent.	FOR o	AGAINST o	ABSTAIN o

8.	Charter Amendment Supermajority Proposal — To amend and restate Oracle Healthcare Acquisition Corp.’s Amended and Restated Certificate of Incorporation to increase the stockholder voting threshold to amend Articles V, VI or VII of Oracle Healthcare Acquisition Corp.’s Second Amended and Restated Certificate of Incorporation from a simple majority to 66 2/3% of all outstanding shares.	FOR o	AGAINST o	ABSTAIN o

9.	The Equity Incentive Plan proposal — To approve the 2008 Equity Incentive Plan.	FOR o	AGAINST o	ABSTAIN o

10.	The Adjournment Proposal — To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting.	FOR o	AGAINST o	ABSTAIN o

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature                              Signature                                  Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.